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                                                                     EXHIBIT 4.7

                          HANOVER COMPRESSOR COMPANY

                         1995 EMPLOYEE STOCK OFFERING

                            SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT (this "Agreement") dated as of August 7, 1995, between Hanover Compressor Company, a Delaware corporation (the "Company"), and the individual named on the signature page hereof under the heading "PURCHASER" ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Purchaser desires to subscribe for and purchase from the Company, and the Company desires to issue and to sell to Purchaser (i) for cash out of Purchaser's own funds, the number of shares (the "Cash Shares") of common stock, $.001 par value ("Common Stock"), of the Company set forth next to the heading "Cash Shares" on Schedule A attached hereto, and (ii) out of the proceeds of a four year loan (a "Four Year Loan") to be made to Purchaser by the Company in accordance with the terms of a loan agreement (the "Loan Agreement") and a secured promissory note (the "Four Year Note"), each substantially in the form attached as Exhibits C and D to the Confidential Offering Memorandum (the "Memorandum") dated August 2, 1995, previously delivered to Purchaser, the number of shares (the "Four Year Loan Shares") set forth next to the heading "Four Year Loan Shares" on Schedule A, in each case upon the terms and conditions hereinafter set forth. The Four Year Loan Shares and the Cash Shares are sometimes collectively referred to herein as the "Shares"; and

     WHEREAS, this Agreement is one of several agreements ("Other Purchaser Agreements") being entered into concurrently herewith by the Company and certain members of the management of the Company in connection with the offering (the "Offering") made pursuant to the Memorandum.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby acknowledge, agree and understand the following:

        1. Subscription. Subject only to the provisions of Sections 7 and 9 hereof, Purchaser hereby irrevocably subscribes for the Shares under terms and conditions set forth herein. The purchase price (the "Purchase Price") for each Share shall be $1,500. The parties agree that notwithstanding anything herein to the contrary, the Company reserves the absolute right (i) to reject any subscription for any reason and (ii) to terminate or modify the Offering at any time for any reason.

        2. The Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the principal offices of the Company, 12001 North Houston Rosslyn, Houston, Texas 77086 at 10:00 a.m., Houston time on August 25, 1995, or (i) at such later date or time as the Company in its sole discretion may determine without the consent of or notice to Purchaser,
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but in no event later than August 30, 1995 (the "Termination Date"), and (ii) at such other place as shall be agreed upon by the parties hereto. The date of the Closing is sometimes hereinafter referred to as the "Closing Date."

        3.  Deliveries by Purchaser.

                (a) Stockholders' Agreement. Concurrently with his execution and delivery of this Agreement, Purchaser shall deliver to the Company two executed counterparts to the Stockholders' Agreement (the "Stockholders' Agreement") among the Company, GKH Partners, L.P., GKH Investments, L.P. and the other stockholders of the Company parties thereto;

                (b) Additional Deliveries. At or prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall execute where appropriate and deliver to the Company:

                        (i) a certified or bank cashier's check in the amount of
                the aggregate Purchase Price for the Cash Shares;

                        (ii) to the extent any of the Shares subscribed for
                pursuant to this Agreement are Four Year Loan Shares:

                                (A)  a duly executed Loan Agreement;

                                (B) a duly executed Four Year Note in an
                        original principal amount equal to the aggregate Purchase Price for all such Four Year Loan Shares to be funded by the proceeds of the Four Year Note and subscribed for by Purchaser pursuant to this Agreement;

                                (C) two executed counterparts of that certain
                        pledge agreement (the "Pledge Agreement") between the Purchaser and the Company effecting a pledge of all of the shares of Common Stock of the Company owned or thereafter acquired by the Purchaser, substantially in the form attached to the Memorandum as Exhibit E; and

                                (D) a Stock Power (the "Stock Power") duly
                        executed in blank;

                        (iii) two executed counterparts of the Stock Option
                Agreement (the "Option Agreement") between the Purchaser and the Company pursuant to the Hanover Compressor Company 1995 Employee Stock Option Plan;

                        (iv) a fully completed and executed IRS Form W-9; and

                        (v) two executed counterparts of this Agreement
                (including a fully completed Schedule A, notary page and Spousal Consent (if applicable)).

                (c) Document Delivery; Escrow. All documents and funds (the "Funds") delivered to the Company prior to the Closing Date (as hereinafter defined) shall be

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        delivered by Purchaser to Hanover Compressor Company, 12001 North
        Houston Rosslyn, Houston, Texas 77086, Attention: Curtis Bedrich. All such documents and Funds will be deemed to be held in escrow until the Closing. The Funds shall be promptly deposited in an interest bearing, segregated account and such Funds may be invested in treasury bills or other cash equivalents, as determined in the sole and absolute discretion of the Company. If prior to the Closing Date acceptable subscriptions for a minimum aggregate of [___] shares of Common Stock are received and the other conditions set forth herein and in the Memorandum (collectively, the "Offering Conditions") are satisfied, all Funds will be transferred from the segregated bank account to the Company, together with all interest, if any, accrued or paid thereon. In the event the Offering Conditions have not been satisfied in full prior to the Termination Date, the Offering will be terminated and all Funds will be returned to the Purchaser with a pro rata share of interest earned thereon. Interest on Funds shall be calculated on the basis of the amount of Funds invested by the Purchaser and the length of time interest on such Funds was earned.

        4. Deliveries by the Company. At the Closing, upon the terms and subject to the conditions of this Agreement, the Company shall deliver to Purchaser
(i) a certificate or certificates representing the Shares duly executed and authenticated by the Company; provided, however, that if any portion of the Shares are being purchased with the proceeds of a Four Year Loan, the Company shall retain possession of all of the Shares in accordance with the terms of the Pledge Agreement, (ii) a copy of the fully executed Stockholders' Agreement (the original of which will be retained at the offices of the Company) and (iii) a fully executed counterpart of Purchaser's Option Agreement.

        5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

                (a) Investment Intention; No Resales. Purchaser is acquiring the Shares for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Purchaser agrees and acknowledges that all dispositions of the Shares by Purchaser (other than involuntary transfers) will comply with the provisions of this Agreement, the provisions of the Stockholders' Agreement and the Pledge Agreement and applicable provisions of state and federal securities laws.

                (b) Certain Information Not Material. Purchaser has not received individualized information relative to the compensation of the management of the Company, which information is acknowledged by Purchaser as not being material to Purchaser in forming a basis for making an investment in the Shares or for any other purpose in connection herewith.

                (c) Shares Unregistered. Purchaser acknowledges and represents that he has been advised by the Company that:

                (i) the offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws;

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                (ii) the Shares must be held indefinitely and Purchaser must continue to bear the economic risk of the investment in the Shares unless the offer and sale of such Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

                (iii) there is no established market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future;

                (iv) the Company is under no obligation to register under the Securities Act the Shares on behalf of Purchaser, to assist Purchaser in complying with any exemption from registration or to consent to the transfer of the Shares;

                (v) Rule 144 promulgated under the Securities Act may not be presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available ;

                (vi) when and if the Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition may be made only in limited amounts in accordance with the terms and conditions of such Rule;

                (vii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Shares; and

                (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued with respect to the Shares.

                (d)  Additional Investment Representations.

                (i) Purchaser has carefully reviewed, is familiar with and understands the Memorandum, the Stockholders' Agreement, the Four Year Note, the Pledge Agreement, the Option Agreement and the other documents, records and information, if any, requested by Purchaser or otherwise supplied by the Company in connection with the Offering;

                (ii) All documents, records and information pertaining to an investment in the Company which have been requested by Purchaser have been made available or delivered to Purchaser, except to the extent otherwise addressed in the Memorandum;

                (iii) Purchaser is fully familiar with the business and operations of the Company and has had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of his investment and the financial condition, operations and prospects of the Company;

                (iv) No oral or written statement, printed material or inducement given or made by the Company or any of the Company's affiliates is contrary to the information contained in this Agreement, the Memorandum, the Stockholders' Agreement, the Four

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        Year Note or the Pledge Agreement, and Purchaser acknowledges and agrees that in making his decision to purchase the Shares he has relied solely on such documents and the independent investigations made by him and, to the extent believed by Purchaser to be appropriate, his representatives, including his own professional, financial, legal, tax and other advisors;

                (v) Purchaser acknowledges that the Company, in reliance upon certain federal and state securities law exemptions, has provided Purchaser with less or different information than Purchaser would have received if an information memorandum complying with Rule 502(b)(2) of Regulation D promulgated pursuant to the Securities Act had been prepared and made available to Purchaser or if the Shares had been registered pursuant to the Securities Act. The foregoing notwithstanding, the information provided to Purchaser is sufficient to allow Purchaser to make a knowledgeable and informed decision regarding his investment in the Shares;

                (vi) Purchaser (A) has adequate means of providing for his current financial needs and possible personal contingencies and has no need for liquidity in his investment in the Shares, (B) can bear the economic risk of losing his entire investment in the Shares, (C) has such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of his purchase of the Shares,
        (D) is familiar with the nature of, and risks attendant to, his purchase of the Shares, and (E) has determined that the purchase of the Shares is consistent with Purchaser's financial objectives;

                (vii) Purchaser realizes that he may not be able to sell or dispose of the Shares even in the event of a personal emergency. Purchaser's overall commitment to investments which are not readily marketable (including his investment in the Shares) is not disproportionate to his net worth;

                (viii) The address set forth on the signature page hereof is Purchaser's true and correct residence, and Purchaser has no present intention of becoming a domiciliary of any other state or jurisdiction;

                (ix) Purchaser has no reason to anticipate any change in his circumstances, financial or otherwise, which may cause or require any sale or disposition by him of any of the Shares;

                (x) Each of this Agreement and the Stockholders' Agreement has been duly and validly executed and delivered by Purchaser and each constitutes the valid and binding obligation of Purchaser enforceable against him, his successors and assigns, including, but not limited to, his estate and his spouse, in accordance with its terms;

                (xi) Assuming the due execution and delivery of each of this Agreement and the Stockholders' Agreement by the Company, each of this Agreement and the Stockholders' Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be subject to
        (A) bankruptcy, insolvency, reorganization, moratorium

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        or other similar laws now or hereafter in effect relating to creditors rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

                (xii) The Company has not guaranteed, represented or warranted to Purchaser either that (A) the Company will be profitable or that Purchaser will realize profits, as a result of his investment in the Shares or (B) the past performance or experience on the part of any officer, director, stockholder, employee, agent, representative or affiliate thereof, or any employee, agent, representative or affiliate of the Company will in any way indicate the predictable results of ownership of the Shares.

        (e)  Residence-Specific Representations.

                (i) If Purchaser is a resident of the State of Texas or the State of Arkansas, the aggregate Purchase Price for the Shares subscribed for by Purchaser hereunder does not exceed 20% of Purchaser's net worth (or joint net worth with Purchaser's spouse, if applicable) as of the date hereof;

                (ii) If Purchaser is a resident of the State of Louisiana, the aggregate Purchase Price for the Shares subscribed for by Purchaser hereunder does not exceed 25% of Purchaser's net worth (or joint net worth with Purchaser's spouse, if applicable) as of the date hereof; and

                (iii) If Purchaser is a resident of the State of New Mexico, the aggregate Purchase Price for the Shares subscribed for by Purchaser hereunder does not exceed 10% of Purchaser's net worth (or joint net worth with Purchaser's spouse, if applicable) as of the date hereof.

        6. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

                (a) Organization; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation and is licensed, admitted or approved to do business as a foreign corporation in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to qualify would not have a material adverse effect on the Company, and would not have any adverse effect on the enforceability of this Agreement.

                (b) Authority. The Company has the requisite corporate power and authority and full legal right to enter into this Agreement, to perform, observe and comply with all of its agreements and obligations hereunder and to issue the Shares to Purchaser.

                (c) Due Authorization. The execution and delivery by the Company of this Agreement, the performance by it of all of its agreements and obligations under this

                                       6
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        Agreement and the Option Agreement, and the issuance of the Shares, have been duly authorized by all necessary corporate action on the part of the Company.

                (d) Binding Obligation. This Agreement, the Stockholders' Agreement and the Option Agreement have each been duly and validly executed and delivered by the Company, and, assuming the due execution and delivery of each such document by Purchaser, each is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to
        (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (e) Capitalization. At the Closing Date, the authorized capital stock of the Company will consist of 500,000 shares of Common Stock and 200,000 shares of preferred stock. No other class or series of capital stock of the Company is authorized. All of the outstanding shares of Common Stock, including the Shares, will, at the time of issuance, have been duly authorized and issued and, upon receipt by the Company of the Purchase Price for the Shares subscribed for hereunder will be fully paid and non-assessable. There are no pre-emptive rights relating to the capital stock of the Company other than those granted pursuant to (i) the Stockholders' Agreement, (ii) that certain Stockholders' Agreement, dated as of June 29, 1993, among the Company and certain of its stockholders (iii) that certain Stockholders' Agreement, dated as of March 8, 1995, among the Company and certain of its stockholders, and
        (iv) that certain Stockholders' Agreement, dated as of July 7, 1995, among the Company and certain of its stockholders.

                (f) Legend. Each certificate representing the Shares shall bear a legend substantially to the following effect:

                        THE SHARES OF COMMON STOCK REPRESENTED BY THIS
                CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES OF COMMON STOCK UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN SUPPLEMENTAL STOCKHOLDERS' AGREEMENT DATED AS OF _________ ___, 1995 AMONG THE COMPANY AND EACH OF THE STOCKHOLDERS SPECIFIED THEREIN, WHICH SUPPLEMENTAL STOCKHOLDERS' AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICES OF THE COMPANY. THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF

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                EXCEPT IN ACCORDANCE WITH (I) SAID SECURITIES LAWS OR AN
                APPLICABLE EXEMPTION THEREFROM AND (II) SAID SUPPLEMENTAL STOCKHOLDERS' AGREEMENT.

        7. Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Performance of Obligations. The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it hereunder on or prior to the Closing Date;

                (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

                (c) Loans. The Company shall have made available to Purchaser at the Closing, as a loan (or loans), such portion of the Purchase Price for the Four Year Loan Shares subscribed for hereunder as agreed to by Purchaser and the Company. Any such loan shall be evidenced by Purchaser's delivery to the Company of duly executed copies of the Loan Agreement and the Four Year Note, and Purchaser's obligations thereunder shall be secured by Purchaser's execution, delivery and performance of the Pledge Agreement; and

                (d) Section 4 Obligations. The Company shall have fully complied with all of its obligations under Section 4 hereof.

        8. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Performance of Obligations. Purchaser shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by him hereunder on or prior to the Closing Date;

                (b) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

                (c) Offering. The Offering shall not have been terminated by the Company; and

                (d) Section 3(b) Obligations. Purchaser shall have fully complied with all of its obligations under Section 3(b) hereof.

        9. Mutual Conditions. The obligations of either party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the Offering Conditions.

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        10.  Indemnification.

        (a) Indemnification of the Company and the Company Affiliates. From and after the date hereof, Purchaser shall indemnify and hold harmless the Company and its predecessors, successors, officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, disbursements and expenses, suffered by any one or more of the Indemnitees arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Purchaser herein.

        (b) Indemnification of Purchaser. From and after the date hereof, the Company shall indemnify and hold harmless Purchaser from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, disbursements and expenses suffered by Purchaser arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company herein.


        (c) Procedure for Claims. Within thirty days after obtaining written notice of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification shall give written notice of such claim ("Notice of Claim") to the other party. The Notice of Claim shall set forth a brief description of the facts giving rise to such claim and the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the party seeking indemnification.

        Upon receiving the Notice of Claim, the indemnifying party shall resist, settle or otherwise dispose of such claim in such manner as it shall deem appropriate, including the employment of counsel, and shall be responsible for the payment of all expenses, including the reasonable fees and expenses of such counsel. The indemnified party shall have the right to employ separate counsel in any such action and to participate in or assume the defense thereof, but the fees and expenses of such counsel shall be at the indemnified party's expense unless (i) the employment has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense and employ counsel in a timely manner or (iii) the named parties to any action (including any impleaded parties) include both Purchaser and the Company, and the indemnified party has been advised by such counsel that representation of the Company and the Purchaser by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall have neither the right nor the obligation to assume the defense of such action on behalf of the indemnified party).

        (d) Third Party Beneficiaries. Nothing contained in this Section 10 shall confer any rights upon, or inure to the benefit of, any third party other than those parties specified in Sections 10(a) and 10(b) above, it being understood that such specified parties, to the extent not actually parties hereto, shall be third party beneficiaries.

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        11.  Miscellaneous.

        (a) Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the earliest to occur of (i) personal delivery, (ii) two days after being delivered to a nationally recognized overnight mail delivery or courier service, (iii) five days after being mailed by certified mail, return receipt requested, postage prepaid, or (iv) delivery by prepaid telegram or facsimile transmission (with written confirmation of receipt). All notices given or made pursuant hereto shall be addressed to the Company at its principal office and to Purchaser at his address appearing on the signature page hereof under the heading "PURCHASER". The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

        (b) Effect and Interpretation. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

        (c) Entire Agreement. This Agreement and the additional documents listed on Schedule B hereto and any Exhibits or Schedules attached hereto or thereto (the "Additional Documents"), which documents are incorporated herein by this reference, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto. This Agreement and the Additional Documents and the information contained herein and therein expressly supersede all understandings and agreements of the parties, whether written or oral, between the parties with respect to the subject matter hereof.

        (d) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, permitted successors and permitted assigns. Notwithstanding anything herein to the contrary, respective rights and obligations of the parties may not be assigned without the written consent of the other party.

        (e) Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

        (f) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

        (g) Certain Tax Matters. Under section 1445(e) of the Internal Revenue Code of 1986, as amended, a corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if a holder of the interest in the entity is a foreign

                                       10
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person. To inform the Company that no withholding is required with respect to any of the Shares, Purchaser hereby certifies as follows: (1) he is not a non-resident alien for purposes of U.S. income taxation; (2) his social security number is as set forth on the signature page hereto; and (3) his home address is as set forth an the signature page hereto. Purchaser understands under penalties of perjury that this certification may be disclosed to the Internal Revenue Service and that any false statement he has made here could be punished by fine, imprisonment or both. The Purchaser has completed and submitted herewith a Form W-9 relative to his taxpayer identification number and other matters and does hereby represent and warrant that such form is complete, true and correct.

        (h) Counterparts. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (i) Assignment. This Agreement and the rights and obligations of the parties hereunder may be assigned or otherwise delegated by the Company, but may not be assigned by Purchaser without the Company's prior written consent, which consent may be withheld in the Company's sole discretion.

        (j) Consent of Spouse; Insertion in Will. Purchaser if married, or, if currently unmarried, each Purchaser upon his marriage, agrees to obtain the consent and approval of his spouse to all of the terms and provisions of this Agreement by the execution hereof by such spouse. Purchaser agrees to insert in his last will and testament, or other similar instrument, or to execute a codicil thereto, directing and authorizing his personal representatives to fulfill and comply with the provisions hereof.

        (k) Effectiveness; Termination. In the event this Agreement is terminated for any reason, the parties hereto shall have no further obligations to each other, except that in the event of a complete or partial performance of the terms hereof which occurs prior to any termination hereof, (i) Purchaser shall promptly return to the Company all certificates in his possession representing the Shares, if any, and (ii) the Company shall promptly refund the Purchase Price to Purchaser, if and to the extent paid.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              THE COMPANY:

                              HANOVER COMPRESSOR COMPANY, a
                              Delaware corporation


                              By:________________________________
                                William S. Goldberg
                                Executive Vice President

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

                         1995 EMPLOYEE STOCK OFFERING
                            SUBSCRIPTION AGREEMENT
                           PURCHASER SIGNATURE PAGE

                              PURCHASER:


                              ___________________________________

                              Print Name:________________________


                              Social Security No. _______________


                              Home Address:

                              ___________________________________

                              ___________________________________

                              ___________________________________


                                SPOUSAL CONSENT

        The undersigned, the spouse of Purchaser who is a party to the foregoing Subscription Agreement, hereby consents to the execution of the foregoing Subscription Agreement pursuant to the Offering and the consummation of the transactions contemplated thereby by her spouse, and to the extent the undersigned has acquired or hereafter acquires an interest in and to the property and subject matter of the Subscription Agreement, hereby agrees to be bound by the terms of such Subscription Agreement.


Date:  ___________________            ______________________________

                                      Print Name:___________________

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

                                  NOTARY PAGE


STATE OF ___________)
                    )
COUNTY OF___________)

     I, ______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that _________________________________
appeared before me this day in person, and acknowledged and swore that he signed, sealed, and delivered the said instrument as his respective free and voluntary act and deed for the uses and purposes therein set forth, and that the statements contained therein are true.

     Given under my hand and notarial seal as of the ____ day of ________, 1995.


My Commission expires:



_____________________________        _______________________________
                                     Notary Public

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

                                  SCHEDULE A

                             Shares Subscribed For


     Type of Share              Number of Shares           Consideration
--------------------------------------------------------------------------------
Cash Shares(a)
--------------------------------------------------------------------------------
Four-Year Loan Shares(b)
--------------------------------------------------------------------------------
Total
================================================================================


------------
a Purchaser must subscribe for a minimum of one Share hereunder. There is no maximum subscription.

b Purchaser may subscribe for Four Year Loan Shares purchased with the proceeds of a Four Year Note in any amount up to twice the number of Cash Shares subscribed for pursuant to the Offering. Additional information with respect to the maximum number of Four Year Loan Shares may be obtained from Curtis Bedrich at the Company's principal office.

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

                                  SCHEDULE B

                              Additional Documents

A -  Stockholders' Agreement
B -  Form of Loan Agreement
C -  Form of Four Year Secured Promissory Note
D -  Form of Pledge Agreement
E -  Confidential Offering Memorandum
F -  1995 Employee Stock Option Plan
G -  Form of Stock Option Agreement Under the 1995 Employee Stock Option Plan

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